EXHIBIT 5.7

IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider and the Lease as of the dates below their names. In consideration of the rents, covenants, and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of this BLI Rider together with the Lease (Including in Schedules) following by signing below. Capitalized terms used in the Lease shall have the same meanings as defined in the BLI Rider unless otherwise expressly provided in the Lease.

LANDLORD:		TENANT:

Four Two Nine, Inc., a Florida corporation		iCoreConnect, Inc., a Nevada Corporation

By:	/s/ Gary Boyer	By:	/s/ Robert McDermott
Name:	Gary Boyer	Name:	Robert McDermott
Title:	President	Title:	CEO and President

Dated:	9/24/21	Dated:	September 22, 2021

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the date below their names. In consideration of the rents, covenants, and agreements hereinafter reserved and contained, Landlord and Tenant hereby agree to all of the terms of the BLI Rider together with this Lease (including its Schedules and Exhibits following their signatures). Capitalized terms used in this Lease shall have the same meaning as defined in the BLI Rider unless otherwise expressly provided in this Lease.

LANDLORD:		TENANT:

Four Two Nine, Inc., a Florida corporation		iCoreConnect, Inc., a Nevada Corporation

By:	/s/ Gary M. Boyer	By:	/s/ Robert McDermott
	Gary M. Boyer 9/24/21	Name	(Printed): Robert McDermott
	President	Title:	CEO and President

		Dated:	September 22, 2021

LEASE

BETWEEN:

Four Two Nine, Inc.

AS LANDLORD

-and-

iCoreConnect, Inc.

AS TENANT

Building: 529 East Crown Point Road, Ocoee, FL 34761

Premises: Suite 212

Date: September 22, 2021

TABLE OF CONTENTS

BASIC LEASE INFORMATION RIDER

Date of Lease:	September __, 2021 (the "Effective Date")
Landlord:	Four Two Nine, Inc., a Florida Corporation (the "Landlord")
Tenant:	iCoreConnect, Inc., a Nevada Corporation (the "Tenant")
Guarantor(s):	Not Applicable
Leased Premises:	Space commonly known as Suite 212 as shown on Schedule "B": attached hereto (the "Leased Premises") which is located on the 2nd floor of that certain building known as "The 529 Building" (the "Building") with an address of 529 East Crown Point Road, Ocoee, FL 34761 (the Leased Premises, the Building, together with the Lands described in Schedule "A" attached hereto and present and future improvements, additions and changes thereto being herein collectively called the "Property").
Rentable Area of Leased Premises:	7,647 SF which is stipulated and agreed to by the parties as the current Rentable Area of the Leased Premises.
Rentable Area of Property:	Fifty-Two Thousand, Seven Hundred Eighty (52,780) square feet, which is stipulated and agreed to by the parties as the current Rentable Area of the Property.
Commencement Date:	Upon the earlier of (i) January 1, 2022 or (ii) substantial completion of the Leasehold Improvements (as defined in Schedule "F).
Term:	The "Term" shall commence on the Commencement Date and shall end, unless terminated earlier in accordance with the terms of this Lease, on the last day of the month that is seventy three (73) months after the Commencement Date; provided, however, if the Commencement Date does not occur on the first day of a calendar month, then the "Term" shall end on the last day of the month that is seventy three (73) full calendar months after the month in which the Commencement Date occurs.
Option to Renew:	Tenant has the option to renew this lease for one (1) five-year term upon the terms stated in Section 11(y) of the Lease.
Basic Rent:	During each Lease Year, "Basic Rent" shall be as set forth in the table below:

Lease Months	$/PSF	Period/Annual**	Monthly*
01-01	FREE RENT	FREE RENT	FREE RENT
02-12	$30.00	$210,292.50	$19,117.50
13-24	$30.90	$236,292.30	$19,691.03
25-36	$31.83	$243,404.01	$20,283.67
37-48	$32.78	$250,668.66	$20,889.06
49-60	$33.76	$258,162.72	$21,513.56
61-72	$34.77	$265,886.19	$22,157.18
73-73	$35.81	$22,819.92	$22,819.92

*The Basic Rent for each Lease Year is the annual amount shown above. Annual Basic Rent shall be paid in twelve (12) equal monthly installments as shown above. Monthly Basic Rent is rounded to the nearest cent.

**Subject to the Basic Rent-Free Period pursuant to Schedule "H" attached hereto (If applicable).

For purposes hereof, "Lease Year" shall mean (i) for the first Lease Year, the twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement Date does not occur on the first day of a calendar month, then the first Lease Year shall include the partial calendar month in which the Commencement Date occurs plus the first full twelve (12) Calendar months thereafter, and (ii) for each Lease Year thereafter, each consecutive period of twelve (12) calendar months.

Rent Payment Address:	Four Two Nine, Inc. P.O. Box 429 Polk City, FL 33868
Base Year:	Calendar year 2022.
Security Deposit:	Two Months of Basic Rent equaling Thirty-Eight Thousand Two Hundred Thirty-Five and 00/100 ($38,235.00).

Improvements	\$351,762.00 Dollars (\$46.00 per square foot) of the Leased Premises, plus \$20,000.00 Dollars (\$2.62 per square foot) for additional improvements.
See Allowance:	Schedule "F" attached hereto (If Applicable).

Notices: Tenant's Address for Notices prior to the Commencement Date:

13506 Summerport Villa Parkway #160
Windermere, FL 34786

Tenant's Address for Notices after the Commencement Date:

The Leased Premises
Attention: Mr. Jeff Stellinga

Landlord's Address for Notices:

Four Two Nine, Inc.
P.O. Box 429
Polk City, FL 33868
Attention: Gary Boyer

With a copy to:

Broker:	Tenant's Real Estate Broker:	N/A
	Landlord's Real Estate Broker:	Avison Young

Certain of the information relating to this Lease, including certain definitions and many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the 'BLI Rider"). The terms of the BLI Rider are, by this reference, hereby incorporated into the Lease. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the terms set forth in the BLI Rider shall control.

(Signature Page to Follow)

1. Leased Premises

Leased Premises: (a) Landlord does hereby demise and lease to Tenant and Tenant does hereby rent and lease from Landlord at the Leased Premises for the Term, subject to all of the terms and conditions of this Lease. The Leased Premises includes only the space defined by the top of the concrete floor slab, the bottom of the structural roof system, the center of all interior demising walls, and the interior concrete surface of structural exterior walls, and shall include all glass windows and doors.

License to Use Common Areas and Facilities: (b) During the Term, Tenant and its employees and invitees, shall have the non-exclusive right, in common with other tenants, occupants and users of the Property, to use the Common Areas and Facilities (as defined below) of the Property. Tenant acknowledges and agrees that the non-exclusive use right granted to Tenant and its employees and invitees in and to the Common Areas and Facilities is being granted subject to all of the terms, conditions and restrictions set forth in this Lease. As used in this Lease, "Common Areas and Facilities" means those areas and facilities which may be designated by Landlord from time to time in or about the Property for the general use in common by all tenants, occupants and users for the Property and shall include, without limitation, driveways, truckways, entrances, lobbies, exits, loading docks, pedestrian sidewalks, ramps, exterior (and interior) stairways, elevators, parking areas, and landscaped areas. In addition, although the roof of the Building is not literally part of the Common Area and Facilities available for use by all tenants, occupants and users of the Property, it will be deemed to be so included for purposes of Landlord's ability to prescribe rules and regulations regarding same and its inclusion for purposes of Operating Costs (as defined in Schedule "D" attached hereto) reimbursements. Tenant and its employees and invitees shall not park in any spaces reserved for another tenant and clearly marked for reserved use. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that the Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules at the expense of the offending tenant and/or owner of the vehicle. If and when so requested by Landlord, Tenant shall furnish Landlord with the license plate numbers of any vehicles of Tenant and its employees and invitees using the parking facilities.

Relocation Leased Premises: (c) Landlord shall have the right at any time upon sixty (60) days' written notice (the "Notice of Relocation") to relocate Tenant to other premises in the Building (the "Relocated Premises") and the following terms and conditions shall be applicable:

(i) The Relocated Premises shall contain approximately the same as, or greater Rentable Area than, the Leased Premises;

(ii) Landlord shall provide at its expense Leasehold Improvements in the Relocated Premises equal to the standards of the Leasehold Improvements in the Leased Premises which have been completed by Landlord or which Landlord is obliged herein to provide in the Lease Premises;

(iii) Landlord shall pay for the reasonable moving costs (if any) from the Leased premises to the Relocated Premises of Tenant's moveable trade fixtures and furnishings;

(iv) As compensation for all other costs, expenses, and damages which Tenant may suffer or incur in the connection with the relocation including disruption and

(v) loss of business, Basic Rent and Additional Rent for the Relocated Premises for the period of the first one (1) month of occupancy shall abate;

(vi) During the remaining Term of this Lease but not including any renewals for the Lease, the Basic Rent and Tenant's Proportionate Share of Additional Rent for the Relocated Premises shall be no greater than the Basic Rent and Tenant's Proportionate Share of the Additional Rent for the Leased Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area.

(vii) All other terms and conditions of this Lease shall apply to the Relocated Premises except as are inconsistent with the terms and conditions of this sub-paragraph; and

(viii) Tenant agrees to execute Landlord's standard form of Lease Amendment then being used by Landlord the Building to give effect to the relocation.

2. TERM

Term: (a) This Lease is effective as of the Effective Date, but the Term of this Lease does not commence until the Commencement Date.

Delivery: Leased Premises: (b) Landlord shall endeavor to deliver possession of the Lease Premises to Tenant within one (1) business day following the full execution and delivery of this Lease (the "Landlord Delivery Date") for Tenant to commence construction of the Leasehold Improvements to be installed or constructed pursuant to the work agreement attached as Schedule "F", which is incorporated herein and made a part of this Lease. If Landlord for any reason whatsoever, cannot deliver possession for the Leased Premises to Tenant on the Landlord Delivery Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss of damage resulting therefrom. In such event, the Landlord Delivery date shall be the date which Landlord delivers possession of the Leased Premises to Tenant. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence that Tenant has inspected the Leased Premises and accepts the same "as is" and that the Leased Premises and the Building are in good and satisfactory condition for the use intended at the time such possession was taken. Tenant will construct the Leasehold Improvements in and to the Leased Premises in a good and workmanlike condition in accordance with Schedule "F".

Holdover: (c) If, as the expiration of the Term or sooner termination hereof, Tenant shall remain in possession of the Leased Premises (or any portion thereof) without any further written agreement or in circumstances where a tenancy would hereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but Tenant shall be deemed to be a monthly Tenant only, at the holdover percentage equal to 150% for each month of holdover of the monthly Base Rent due for the Lease Year in

which the Term expired or this Lease was earlier terminated, payable monthly in advance to Landlord, plus all Additional Rent (as hereinafter defined) due for such period, and otherwise upon and subject to the same terms and conditions as herein contained, excluding, however, any options (defined for purposes of this Section 2 (c) only as any: (x) right or option of Tenant to (i) extend or renew the Term, (ii) expand or contract the Leased Premises or (iii) relocate within the Building; and (y) rights of first refusal for first offer or notice (or similar rights) with respect to the lease of other space in the Building or the purchase of any portion of the Building or the Property), inducements or leasehold improvement allowances contained herein and nothing, including the acceptance of any Rent by Landlord shall be deemed to extend the Term of this Lease. Tenant hereby authorizes Landlord to apply any monies received from Tenant in payment of such monthly holdover Rent. Further, in the event that Tenant remains in possession of the Leased Premises (or any portion thereof) after the expiration or earlier termination of this Lease, without Landlord's written consent, then Tenant will indemnify Landlord against all damages, costs, expenses, losses and liabilities (including without limitation all reasonable attorneys' fees and costs) resulting from any delay in Tenant's surrendering the entire Leased Premises to Landlord in the condition required hereunder upon the expiration or earlier termination of the Lease, including, without limitation, claims made by any succeeding tenants founded on such delay. Notwithstanding anything herein to the contrary, in the event that Tenant shall holdover after the expiration or earlier termination of the Term and Landlord shall desire to regain possession of the Leased Premises promptly at said expiration or earlier termination of the Term, then Landlord, at its sole option, and not in lieu of any other remedies available to Landlord hereunder or at law or in equity, may forthwith re-enter and take possession of the leased Premises without process, or by any legal process in force, and TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL NOTICES TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES PROVIDED BY CURRENT OR FUTURE LAW (except for those notices specifically outlined in this Lease or not waivable by law). Nothing in this paragraph shall be construed as giving Tenant the right to holdover beyond expiration or earlier termination of the Term.

3. RENT

Basic Rent:

(a) Tenant shall without demand, notice, deduction or right of offset pay to Landlord for every Lease year during the Term, the Basic Rent set forth in the "Basic Rent" section of The BLI Rider. Payments of Basic Rent shall be made in the equal monthly installments set forth in the BLI Rider, each in advance on the first day of each month during the Term, commencing on the Commencement Date; provided, however, that the first monthly installment of Basic Rent shall be delivered by Tenant to the Landlord upon the date hereof. Tenant shall pay Landlord, together with each installment of Rent, Additional Rent and other sums due hereunder, any sales tax applicable to same.

Additional Rent

(b) Tenant shall without demand, notice, deduction or right of offset pay to Landlord, as additional rent, for every year during the Term the amounts required to be paid by Tenant to Landlord pursuant to the provisions of Schedules "C" and "D" attached hereto. For purposes of this Lease, the term "Additional Rent" shall mean those amounts required to be paid by Tenant to Landlord pursuant to the provision of Schedules "C" and "D" and any other sums (except for Basic Rent) required to be paid by Tenant to Landlord pursuant to the Terms of this Lease.

Payment

(c) Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve

Additional Rent:

(12) calendar months ("Fiscal Period"), which shall be a calendar year unless Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to Tenant. Payments of additional Rent shall be made in equal monthly installments, each in advance on the first day of each month during the Term, commencing on the Commencement Date. Landlord shall advise Tenant, in writing, of Landlord's Estimate of the Additional Rent to be payable by Tenant during each Fiscal Period (or portion thereof, as the case maybe, if applicable at the commencement or end of the Term, or because of a change in Fiscal Period) during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by Tenant, shall be accompanied by reasonable particulars for the manner in which it was calculated. The Additional Rent payable by Tenant for each Fiscal Period shall be based on Landlord's estimate as aforesaid and paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder. From time to time, Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period (or portion thereof), in which case landlord shall advise Tenant in writing of such re-estimate and fix new equal monthly installment for the remaining balance of such Fiscal Period (or portion thereof). After the end of such Fiscal Period (or portion thereof), Landlord shall provide Tenant with a statement of the amounts by which the Additional Rent payable by Tenant exceeds or is less than (as the case may be) the aggregate installments paid by Tenant on account of Additional Rent for such Fiscal Period (or portion thereof). Within thirty (30) days after the submission of such statement either Tenant shall pay to Landlord any amount by which the amount found payable by Tenant with respect to such Fiscal Period (or portion thereof) exceed the aggregate for the monthly payments made by Tenant on account thereof during such Fiscal Period (or portion thereof). If the amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments, Landlord shall give Tenant a credit in such amount against the next succeeding payment(s) of Additional Rent payable by Tenant (but in no event shall such amounts reduce the amount of Basic Rent due from Tenant. Where the calculation of Additional Rent for a period cannot be determined until after the termination or expiration this Lease, the obligation of Tenant to pay Additional Rent for the period prior to termination or expiration this Lease shall survive said termination or expiration and Additional Rent for such period shall be payable by Tenant upon demand by Landlord.

Rent:

(d) For purposes of this Lease, the Term "Rent" means all amounts required to be paid by Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent. Rent shall be payable in lawful money of the United States of America to Landlord (or such other party designated by Landlord from time to time) as and when due under this Lease at the Rent Payment Address set forth in the BLI Rider (or such other address as Landlord may designate from time to time). Simultaneously with the payment of each installment of Rent hereunder, Tenant shall pay to Landlord any and all sales, use, occupancy, or similar taxes payable by virtue of any of such payments. If required by Landlord, Tenant shall pay its Rent obligations to Landlord by wire transfer pursuant to instructions set forth in a written notice given by Landlord. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment of endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the Terms of this Lease or any late charge or interest assessed against Tenant hereunder. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Term commences or expires on any day other than the first or the last day of a calendar month, Rent for such fraction of a month shall be apportioned and adjusted based on the number of

days in said month. If the Commencement Date does not occur on the first day of a calendar month, then Rent for the first partial month shall be payable on the Commencement Date. Notwithstanding anything herein to the contrary, payment of Base Rent and Additional Rent for the first full calendar month and the Term shall be paid by Tenant to Landlord simultaneously with the execution and delivery of this Lease by Tenant to Landlord.

Late Rent: (e) Other remedies for nonpayment of Rent notwithstanding if any monthly installment of Basic Rent or additional Rent is not received by Landlord on or before the date due, or if any payment due to Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, then a late charge equal to ten percent (10%) of such past due amount shall be immediately due and payable hereunder, and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one and one-half (1.5%) percent per month (annual percentage rate = 18%) or the highest rate permitted by applicable by law . Landlord will allow Tenant to be late one time with no late fee paid. In the event of subsequent late payments the 10% late fee will apply. On the initial late payment the late amount is subject to the above stated interest rate on all outstanding amounts.

Limitations: (f) The information set out in statements, documents or other writing setting out the amount of Additional Rent submitted to Tenant under or pursuant to this Lease shall be binding on Tenant and deemed to be accepted by it and shall not be subject to objection by Tenant for any reason unless tenant gives written notice (the "Dispute Notice") to Landlord within fifteen (15) days of Landlord's submission of such statement, document, or writing identifying the statement, document or writing is in error or otherwise should not be binding on Tenant. If Tenant disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after tenant delivers the Dispute Notice to Landlord, then Landlord shall cause an audited statement of Additional Rent to be prepared by an Independent Certified Public Accountant of Landlord's choice. Tenant shall pay to Landlord the full amount of Additional Rent demanded by Landlord as a condition precedent to Tenant's filing of a dispute Notice and Landlord's willingness to cause an audited statement of Additional Rent to be prepared by the Accountants. The audited statement of Additional Rent as prepared by such Accountants shall be final and binding upon the parties hereto, and within fifteen (15) days after delivery of such statement of Additional Rent to the parties by such Accountants, Landlord and Tenant shall re-adjust Additional Rent as contemplated by Section 3(c) above. The cost of preparation of such audited statement shall be paid by Tenant to Landlord within fifteen (15) days after demand by Landlord, however, Tenant shall not be responsible to pay such costs if the amount of Additional Rent payable by Tenant as set forth is such audited statement is at least five percent (5%) less than the amount of Additional Rent demanded by Landlord in accordance with the statement delivered to Tenant pursuant to Section J(c) above. Any dispute shall be limited to the most recent Additional Rent billing. There shall be no dispute permitted for any Additional Rent billing beyond the-then current billing.

4. SECURITY DEPOSIT

Security Deposit: (a) Simultaneously with Tenant's execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Security Deposit set forth in the BLI Rider to stand as security for the payment by Tenant of any and all present and future debts and liabilities of Tenant to Landlord and for the performance by Tenant of all its obligations arising under or in connection with this Lease (the "Debts, Liabilities, and Obligations"), Landlord shall not be required to keep the

Security Deposit separate from its general funds, and no interest shall accrue on such monies. In the event of Landlord disposing of its interest in this Lease, Landlord shall credit the Security Deposit to its successor and thereupon shall have no liability to Tenant to repay the Security Deposit to Tenant. Subject to the foregoing and to Tenant not being in default under this Lease, Landlord shall repay the Security Deposit to Tenant without interest at the end of the Term or sooner termination of this Lease provided that all Debts, Liabilities and Obligations of Tenant to Landlord are paid and performed in full, failing which Landlord may on notice to Tenant elect to retain the Security Deposit and to apply it in reduction of the Debts, Liabilities and Obligations and Tenant shall remain fully liable to Landlord for payment and performance of the remaining Debts, Liabilities and Obligations.

(b) If Tenant fails to maintain the Leased Premises in the condition required by this Lease or if Tenant otherwise defaults under any of its obligations under this Lease. Landlord shall have the right, without prejudice to any other remedy of Landlord, to apply all or any portion of the Security Deposit toward the cure of such default or to remedy the condition of the Leased Premises. If Landlord so applies the Security Deposit or any portion thereof before the expiration or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount.

5. GENERAL COVENANTS

(a) Landlord covenants with Tenant:

Landlord Covenants:

(i) upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all the covenants, terms, and conditions on Tenant's part to be observed and performed hereunder, Tenant shall peaceable and quietly hold and enjoy the Leased Premises for the Term without hindrance by Landlord or any other person or persons lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this lease and all matters of public record; and

(ii) to observe and perform all the covenants and obligations of Landlord herein.

Tenant's Covenants:

(b) Tenant covenants with Landlord:

(i) to pay Rent as and when due; and

(ii) to observe and perform all the covenants and obligations of Tenant herein.

6. USE AND OCCUPANCY

Tenant covenants with Landlord:

Use:

(a) not to use the Leased Premises for any purpose other than for general office use (the "Permitted Use"), and for no other use or purpose whatsoever, and Tenant shall ensure that such use shall be consistent with the character of the Property and compatible with the other uses of the Property. In no event shall the Leased Premises be used in any manner that would violate any declarations; restrictions or encumbrances recorded in the public records of the County in which the Property is located;

Waste: (b) not to commit, or permit persons under its control to commit, any waste, injury or damage to the Leased Premises including the Leasehold Improvements and any trade fixtures therein.

Nuisance, etc.: (c) not to cause or permit persons under its control to cause anything upon or in respect of the Leased Premises any nuisance or menace to Landlord, other tenants of the Property or occupants of adjoining and/or neighboring lands and premises. Without limiting the foregoing, neither Tenant nor persons under its control shall: keep in, on or around the Leased Premises any animals, birds or other pets other than legally authorized assistance animals; or permit vibration, noise, odors, fumes, dust or vapors to be experienced outside of the Leased Premises; or engage in indecent or pornographic matters. Tenant shall conduct its business and control its employees and invitees so as not to create any nuisance or unreasonably interfere with other tenants or users of the Property or with Landlord in its management of the Property;

Overloading of Floors (d) not to bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of Landlord, acting reasonably, damage the Leased Premises or the Building or overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises or the Building by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of Tenant, or any of its servants, agents, employees, contractors, invitees or by any person having business with Tenant, Tenant shall, at Landlord's option, either repair the damage or reimburse Landlord for the cost of repairing the damage and remove such machinery, equipment, article or thing or cause the floor to be re-enforced in a manner acceptable to Landlord at Tenant's cost and expense;

Overloading of Facilities: (e) not to install or use any equipment which would exceed or overload the capacity of the utility facilities servicing the Leased Premises or the Building, and Tenant agrees that if any equipment installed or used by Tenant shall require additional utility facilities, then the installation of such additional utility facilities, if available, shall be subject to Landlord's prior written approval (which approval may be withheld in Landlords sole and absolute discretion), and if approved by Landlord shall be installed at Tenant's sole cost and expense in accordance with plans and specifications approved by Landlord;

Population Density: (f) the population density within the Leased Premises as a whole shall at no time exceed five (5) people for 1,000 rentable square feet in the Leased Premises. Tenant shall not use any substantial portion of the Leased Premises for a "call center," any other telemarketing use, or any credit processing use;

Plumbing Facilities: (g) not to use the plumbing facilities (if any) in the Leased Premises or in the Common Areas and Facilities of the Property for any other purpose than that for which they are designed, and no sweepings, rubbish, rags or other unsuitable material of any kind shall be thrown therein; and the expense of any breakage, stoppage or damage resulting from a violation of this Provision shall be borne by Tenant, payable to Landlord on demand;

Refuse: (h) not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises or the property, and will at all times keep the Leased Premises in a clean and tidy condition;

Compliance With Law: (i) to comply at its own expense with all governmental laws, regulations and requirements from time to time that pertain to (i) the Leased Premises or the occupation and use thereof, (ii) the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of Tenant therein and (iii) the making by Tenant of any repairs, replacements, alterations, additions, changes or improvements therein ("alterations'). Tenant's obligation to comply with the foregoing shall exclude structural Alterations to the Building shell unless such Alterations are necessitated by Tenant's particular use of the Leased Premises including without limitation Alterations made by or on behalf of Tenant. Landlord shall perform all structural Alterations to the Building shell as required by governmental laws, regulations, and requirements except for any such Alterations for which Tenant is responsible pursuant to the immediately preceding sentence.

NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE LEASED PREMISES. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estates shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statue. Tenant shall notify every contractor making improvements to the Leased Premises that the interest of the Landlord in the Premises shall not be subject to liens for improvements to or other work performed in the Premises by or on behalf of Tenant. Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work of Tenant. Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or Alterations or the delivery of any materials, written and unconditional waivers of contractors' liens with respect to the Leased Premises, the Building and the Common Areas for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Leased Premises, and any Notice of Commencement filed by Tenant shall contain, in bold print, the first two sentences of this Paragraph. Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, materialmen, and laborers involved in such work. Notwithstanding the foregoing, Tenant at its expense shall cause a lien filed against the Leased Premises, the Building or the Common Areas for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within ten (10) days after Tenant's having received notice thereof. In the event that Tenant fails to satisfy or transfer to bond such claim of lien within said ten (10) day period, Landlord may do so and thereafter charge Tenant as Additional Rent, all costs incurred by Landlord in connection with the satisfaction of transfer of such claim, including attorneys' fees. Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage to and loss incurred by Landlord as a result of any such contractor's claim of lien. If so requested by Landlord, Tenant, at Tenant's cost, shall execute a short form or memorandum of this Lease, which may, in Landlord's sole discretion, be recorded in the Public Records of the County in which the Leased Premises is located for the purpose of protection of Landlord's estate from contractor' Claims of Lien, as provided in Chapter 713.10, Florida Statue. In the event such short form or memorandum of this Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an Instrument in recordable form termination Tenant's interest in the real property upon which the Leased Premises are located, which instrument may be recorded by

Landlord at the expiration or earlier termination of the term of this Lease. The Security Deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any contractor's Claim of Lien, as provided in this Section. This Section shall survive the termination of this Lease.

Environmental Compliance: (j) to comply with, and fulfill, all of Tenant's covenants set forth in Schedule "G" attached to this Lease;

Rules And Regulations: (k) to observe and perform, and to cause its employees, agents, contractor, invitees and others over whom Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and regulations and amendments and additions thereto as may hereafter be made by Landlord and notified in writing to Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise. Notwithstanding the foregoing, Landlord agrees that it will not unreasonably discriminate against Tenant in the enforcement of such Rules and Regulations;

Insurance Risks: (l) not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation; and

Signs: (m) not to erect or install any exterior or interior window or door signs or advertising media on window or door lettering, or any signs, placards or advertising on the exterior of the Leased Premises or within the Leased Premises that can be viewed from outside of the Leased Premises without the prior written consent of Landlord which may be withheld by Landlord at its sole and absolute discretion. Any signs(s) or other matter which Tenant may install in or about the Leased Premises with the approval of Landlord shall be maintained in good condition and in compliance with applicable laws, and shall be removed at the expiration or earlier termination of the Term, and Tenant shall restore the area where the sign or other matter was mounted to its original condition prior to such installation. Notwithstanding the foregoing, Landlord shall list Tenant's name in the Building directory and provide one (1) building standard identification sign adjacent to the main entrance to the Leased Premises, at no charge to Tenant. Tenant may also provide lettering/signage on the monument sign at the front of the building in the event the Tenant has Leased 5500 SF of Rentable SF or greater. The Cost to install the lettering can be used from the Landlord TI Allowance if applicable.

7. ASSIGNMENT AND SUBLETTING

No Assignment And Subletting: (a) Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber its interest in this Lease or the Leased Premises or any part thereof, or the Leasehold Improvements (hereinafter defined) or suffer or permit the occupation of all or any part thereof by others (each of which is a "Transfer") in whole or in part without the prior written consent of Landlord, which consent Landlord may grant or withhold in Landlord's sole and absolute discretion.

Assignment Subletting Procedures: (b) Tenant shall not affect a Transfer unless it shall have first requested and obtained the written consent of Landlord thereto. Any request for consent to a Transfer shall be in writing and accompanied by a copy of the offer certified by Tenant to be true and complete, and Tenant shall furnish to Landlord all information available to Tenant and requested by Landlord as to the responsibility, financial standing, and business of the proposed Transferee. Notwithstanding anything herein to the contrary, within twenty (20) days after the receipt by Landlord of such request for consent and of all information which Landlord shall have requested hereunder, Landlord shall have the right, but not the obligation, to terminate this Lease upon delivering written notice to Tenant, if the request from Tenant is to Transfer this Lease or the whole of the leased Premises, or if the request from Tenant is to Transfer a part of the leased Premises only, then Landlord can terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in said written notice of Termination, which termination date shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. If Landlord elects to send such termination notice, Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with the Terms of this Lease by the date set forth in such notice of termination, and Basic Rent and Additional Rent shall be apportioned and paid as of the later of the Termination date or the date of surrender and, if only a part of the Leased Premises is to be surrendered, then Basic Rent and Additional Rent shall after the later of the termination date or date of surrender abate proportionately. If Landlord consents to a Request for Transfer, Tenant shall effect the Transfer only upon the terms set out in the offer submitted to and approved by Landlord and not otherwise. Any consent shall be given without prejudice to Landlord's rights under this Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfers.

Excess Transfer Rent: (c) In the event Landlord consents to any Transfer, Tenant shall pay to Landlord, as and when amounts are due or paid by the Transferee to Tenant, all Excess Transfer Rent. For purposes hereof, "Excess Transfer Rent" shall be determined by subtracting from all gross revenue received by Tenant from the Transferee and attributable to the Transfer:

(i) The Rent paid by Tenant to Landlord during the term of the Transfer; and

(ii) any reasonable and customary out of pocket transaction costs incurred Tenant in connection with such Transfer including attorneys' fees, brokerage commissions, cash inducements and alteration costs (which transaction costs shall be amortized on a straight-line basis over the term of the Transfer).

Tenant agrees to promptly furnish such information with regard to the Excess transfer Rent as Landlord may request from time to time.

Assumption of Obligations: (d) No Transfer shall be effective unless the Transferee shall execute an agreement on Landlord's form, assuming all the obligations of Tenant hereunder, and shall have paid to Landlord a processing fee of $750.00 together with Landlord's reasonable out-of-pocket expenses in connection with legal and other consultants.

Tenant's Continuing (e) Notwithstanding anything in this Lease to the contrary. Tenant agrees that any consent to a Transfer shall not thereby release Tenant (or Guarantor, if any) of its

Obligations: obligations hereunder, and Tenant (and Guarantor, if any) shall remain fully liable for the obligations of Tenant hereunder until the expiration or earlier termination of the Term.

Change of Control: (f) If Tenant at any time is a corporation, partnership, or limited liability company, it is acknowledged and agreed that the transfer or issuance of any capital stock of the corporation, partnership interests of the partnership or membership interests of the limited liability company, sufficient to transfer effective voting control of the entity in question to other than the shareholder(s) partners or members having effective voting control of said entity immediately prior to such transfer or issuance, shall be deemed for all purposes of this Section 7 to be a Transfer and accordingly, a violation of this Section 7 respecting assignment of this Lease unless the prior written consent of Landlord is first obtained, and Landlord shall have all of the same rights in respect thereof as though any such transfer or issuing of shares, partnership interest or membership interest or proposed transferring or issuing of shares, partnership interest or membership interest were a Transfer. Landlord shall have access at all times to the books and records of Tenant, and Tenant shall make the same available to Landlord or its representatives upon request, for inspection and copying at all times in order for Landlord to ascertain whether or not there has at any time during the Term been a transfer or issuing of shares, partnership interest or membership interest sufficient to constitute a change in the effective voting control of Tenant. This Section 7 (f) shall not apply to Tenant if for so long as Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in the United States.

(g) Notwithstanding anything in this Lease to the contrary, Tenant shall not be permitted without the written consent of Landlord to effect a Transfer to any tenant currently occupying space in the Property or any prospective tenant that Landlord is then negotiating with or had negotiated with within six (6) months of Tenant's request for consent to a Transfer.

8. REPAIR AND DAMAGE

Landlord's Repairs to Property: (a) (i) Landlord covenants with Tenant:

(A) to keep in a good and reasonable state of repair and decoration the Common Areas and Facilities, the Building (excluding the Leased Premises and premises of other tenants) and the exterior portions of the Building (including foundations, walls and roof) and other structures from time to time forming a part of the Property and affecting its general appearance; and

(B) to repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in Building standard demising walls within the Leased Premises, structural elements of the Leased Premises and standard mechanical (including HVAC), electrical plumbing and fire/life safety systems serving the Building generally (if and to the extent that such defects are sufficient to impair Tenant's use of the Leased Premises while using them in a manner consistent with this Lease). Landlord shall in no event be required to make repairs or replacements to Leasehold Improvements within the Leased Premises made by Tenant, or by Landlord on behalf of Tenant or a prior tenant, or to make repairs to wear and tear within the Leased Premises.

(ii) Landlord shall not be liable for any failure to make any such repairs, or to

perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of Tenant or any employee, agent, contractor or invitee of Tenant, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost thereof. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Leased Premises pursuant to Landlord's rights and obligations under this Lease.

(iii) The cost of any repairs or replacements made by Landlord hereunder shall be included in Operating Costs, subject to the terms and limitations set forth on Schedule "D" attached hereto.

Tenant's Repairs To Leased Premises:

(b) Tenant shall, at its sole cost and expense and at all times throughout the Term (except insofar as the obligation to repair rests upon Landlord pursuant to the provisions of Section 8(a)(i) above), keep and maintain in good order, repair, and first-class condition (including making replacements, as necessary), the whole of the Leased Premises and every part located thereof (including without limitation all Leasehold Improvements, system and facilities therein), reasonable wear and tear excepted. Additionally, Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain in good order, repair, and first-class condition (including making replacements, as necessary) any utility, mechanical and other equipment and/or installations located outside the Leased Premises that are solely for the benefit of Tenant's use of the Leased Premises.

Entry by Landlord:

(c) Landlord and its agents shall be entitled at all reasonable time during the Term with reasonable advance notice to enter the Leased Premises to inspect the condition thereof upon giving prior verbal notice (however no notices shall be required in case of emergency). Where an inspection reveals that repairs or replacements are necessary and such repairs or or replacements are the obligation of Tenant hereunder, Landlord shall give Tenant written notice thereof, and promptly thereafter Tenant will proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the reasonable satisfaction of Landlord, so as to complete same within the reasonable time-frame provided for in the notice from Landlord. The failure by Landlord to give notice shall not relieve Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. If Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of Landlord as required pursuant to this Section 8(c), Landlord may, but shall not be obligated to, make such repairs or replacements without liability to Tenant for any loss or damage which may occur to Tenant's property or to Tenant's business by reason thereof and upon completion, Tenant shall pay upon demand Landlord's cost for making any such repairs or replacements plus an administrative charge in an amount equal to fifteen percent (15%) of the cost thereof. Tenant agrees that the making of any repairs or replacements by Landlord pursuant to this Subsection 8(c) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease. Except in case of emergency, Landlord agrees to make commercially reasonable efforts to perform such repairs in the Leased Premises in a manner that will prevent unreasonable interference with Tenant's business; provided, however, this shall not be construed to require Landlord to perform repairs during Tenant's non-business hours or on weekends.

Notice by Tenant: (d) Tenant shall, when it becomes aware of same, or when Tenant, acting reasonably, should have become aware of same, notify Landlord of any damage to, or deficiency or defect in any part of the Leased Premises or other portion of the Property, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that Landlord may have to obligation with respect to same.

Damage and Destruction: (e) It is agreed between Landlord and Tenant that:

(i) in the event of damage to the property or to any part thereof, if in the reasonable opinion of Landlord the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by Tenant for the purposes of its business for any period of time in excess of ten (10) consecutive days, then;

A. unless the damage was caused by the fault or negligence of Tenant or its employees, agents, contractors, invitees or others under its control, from the date of occurrence of the damage until Landlord has completed the repairs required of Landlord hereunder (or, if earlier, the date Tenant re-commences business operation in the Leased Premises, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises damaged and not reasonably capable of use and occupancy and which in fact are not used by Tenant, and;

B. unless this Lease is terminated as hereinafter provided, Landlord and/or Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Sections 8(a) and 8(b) above, shall repair such damage with all reasonable diligence;

(ii) if the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of Landlord, the damage cannot be repaired with reasonable diligence within one hundred thirty five (135) business days from the occurrence of the damage, or if the damage is not covered by Landlord's property insurance, or if Landlord's lender requires that applicable insurance proceeds be applied to it loan rather than being used for reconstruction, or, if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, within sixty (60) days after the date of the damage, terminate this Lease by notice to Tenant. Upon Landlord giving such notice, this Lease shall be terminated as of the date of the damage, Tenant shall vacate and surrender the Leased Premises as otherwise required by this Lease on expiration of the Term and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall by apportioned and paid in full to the date of the damage;

(iii) Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this subsection requires Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services in the Building prior to the damage.

(iv) If premises whether of Tenant or other tenants of the property comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of Landlord the damage cannot reasonably be repaired within one hundred thirty five (135) business days from the happening of the damage, or if the damage is not covered by Landlord's property insurance, or if Landlord's lender requires that applicable insurance proceeds be applied to its loan rather than being used for reconstruction, or if said damage or destruction occurs within the last twelve (12) months of the Term, then in any of the foregoing events Landlord may, by written notice to Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither Landlord nor Tenant shall be required to make any repairs hereunder, and Tenant shall instead deliver possession of the Leased Premises to Landlord with reasonable diligence but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which Tenant surrenders possession of the Leased Premises to Landlord (but subject to any abatement to which Tenant may be entitled under Section 7(c)(i)(A) above); and;

(v) Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within two hundred seventy (270) business days after receiving insurance proceeds to be used for such restoration (as such period may be extended as a result of force majeure or delays caused by Tenant), Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate within ten (10) days after expiration of such 270 business day period. However, if at any time Landlord believes it will be unable to complete restoration within such 270 business day period for reasons other than force majeure or delays caused by Tenant, it shall be entitled to notify Tenant in writing of Landlord's estimated time frame for completion of restoration and if Tenant fails to cancel this Lease by notice of cancellation given to Landlord within 10 days following Landlord's written notice, such 270 business day period shall automatically be extended to the last day of Landlord's estimated timeframe.

9. INSURANCE AND LIABILITY

Landlord's Insurance:

(a) Landlord shall take out and keep in force during the Term, insurance with respect to the Property (excluding Leasehold Improvements in the Leased Premises and anything required to be insured by Tenant hereunder). The insurance to be maintained by Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners for properties similar to the Property, the perils to be insured against by Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of Landlord losses suffered by Landlord in its capacity as Landlord through business interruption.

Tenant's Insurance:

(b) Tenant shall, at its sole cost and expense, take out and keep in force during the Term:

(i) commercial general liability insurance on an all occurrence basis with respect to the business carried on, in or from the Leased Premises and Tenant's use and occupancy of the Leased Premises and of any other part of the Property with coverage for any one occurrence or claim of not less than Two Million Dollars ($2,000,000) or such other amount as Landlord may reasonably require upon not less than one (1) months' notice at any time during the Term, which insurance shall include Landlord (as well as any mortgagee of Landlord and any other party reasonably designated by Landlord) as an additional insured and shall contain a cross liability clause protecting Landlord in Respect of claims by Tenant as if Landlord were separately insured;

(ii) "Causes of Loss – Special Form" property insurance covering the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises for not less than the full replacement cost thereof, and which insurance shall include landlord as a loss payee as its interest may appear;

(iii) Workers' compensation and employer's insurance affording statutory coverage and containing statutory limits with the employer's liability portion thereof to have minimum limits of $1,000,000.00;

~~(iv) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Sections 9(b)(i) and (ii) above and other perils commonly insured against by prudent business owners, or attributable to prevention of access to the Leased Premises for a period of at least eighteen (18) months; and;~~

(v) insurance against such other perils and in such amounts as landlord may from time to time reasonably require upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably satisfactory to Landlord, but in any event such insurance shall be maintained with insurance companies with a rating and financial size of not less than A-, X in the most current available "Best Insurance Reports" and licensed to do business in the State in which the Property is located. Each such policy of Tenant shall: (A) be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry, (B) contain a cross liability clause, and (C) contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made and the policy will not lapse or be cancelled except after not less than thirty (30) days' prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, annually and if and whenever requested by Landlord, certificates (ACORD 28 only) or other evidences acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Leased Premises, and if Landlord reasonably concludes that the full replacement cost has been underestimated, Tenant shall arrange for any necessary increase in coverage required under this

section 9(b). If Tenant shall fail to take out, renew and keep in force the insurance required hereunder, or if the evidence of insurance submitted to Landlord is unacceptable to Landlord (or no such evidence of insurance is submitted within two (2) days after request therefore by Landlord), then Landlord may give written notice to Tenant requiring compliance with this Section 9(b) and specifying the respects in which Tenant is not then in compliance with this Section 9(b). If Tenant does not within two (2) days provide appropriate evidence of compliance with this Section 9(b), Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which Tenant shall have failed to obtain, without prejudice to any other rights of Landlord under this Lease or otherwise, and Tenant shall pay to Landlord upon demand all premiums and other reasonable expenses incurred by Landlord to obtain such additional coverage or insurance.

Limitation of Landlord's Liability:

(c) Tenant agrees that Landlord shall not be liable for any bodily injury to or death of any person, or loss or damage to any property belonging to, Tenant or its employees, agents, contractors, invitees, licensees, or any other person in, on or about the Property unless resulting from the actual willful misconduct of Landlord or its own employees. In no event shall Landlord by liable for any damage, including direct, indirect, special, or consequential damage, which is caused by steam, water, rain or snow or other things which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any such damage caused by anything done or omitted by Tenant or any other tenant or user of the Property (or any of their employees, agents, contractors, customers, or invitees).

Indemnity of Landlord And Tenant:

(d) Except with respect to claims waived under Section 9(c), Tenant agrees to indemnify, defend, and save harmless Landlord from and against:

(i) all losses, damages, claims actions, demands, liabilities and expenses in connection with any bodily injury or death, property damage or other loss or damage arising from any occurrence in, upon or at the Leased Premises or the Common Areas adjoining same or used by Tenant, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned in whole or part by any act or omission of Tenant, its owners, agents, contractors, employees, servants, customer or invitees (including without limitation, attorneys' fees and disbursement through all appeals), expenses and liabilities incurred by Landlord in connection with or arising out of all such claims including without limitation the expenses of any action or proceeding pertaining thereto; and

(ii) any loss, cost (including, without limitation, attorneys' fees, and disbursements, through all appeals), expense or damage suffered by Landlord as a result of, or arising from, the negligence or misconduct of Tenant, its officers, directors, employees, or agents; and

(iii) any loss (including without limitation, attorneys' fees, and disbursements, through all appeals), expense or damage suffered by Landlord as result of, or arising from, the breach by Tenant of any of its covenants or obligations under this Lease; and

(iv) in the event Landlord shall be made a party to any litigation commenced by or against Tenant, whether or not involving Landlord or the Leased Premises, then Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and reasonable documented outside attorneys fees and cost incurred or paid by Landlord in connection

with such litigation, including costs of production of documents, administrative fees and costs and reasonable frees for management and administrative time spent in response to any such demands.

Except with respect to claims waived under Section 9(c), Landlord agrees to indemnify, defend, and save harmless Tenant from and against:

(i) all claims for bodily injury or death, property damage or other loss or damage arising from the gross negligence or willful misconduct Landlord or any gent, employee, or contractor of Landlord , and in respect of all costs, (including, without limitation, attorneys' fees and disbursements, through all appeals), expenses and liabilities incurred by Tenant in connection with or arising out of all such claims including without limitation the expenses of any action or proceeding pertaining thereto; and

(ii) any loss , cost (including, without limitation attorneys' fees and disbursements, through all appeals), expense or damage suffered by Tenant as a result of, or arising from, the gross negligence or willful misconduct of Landlord, its officers, directors, employees, or agents.

The indemnity obligations hereunder shall survive expiration or termination of the Term.

Waiver of Subrogation:

(e) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each, on behalf of themselves and their respective heirs, successors, legal representative, assigns and insurers, hereby (i) waives any and all rights of recovery, claims actions or causes of action against the other and their respective officers, directors, partners, shareholders, agents, servants, employees, guests, licensees or invitees for any property loss or damage that may occur to the Leased Premises or other portion of the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is of the type insurable under "Causes of Loss – Special Form" property insurance, irrespective of whether Landlord or Tenant actually maintains such insurance and regardless of cause or origin, including negligence of the other party hereto or its respective officers, directors, partners, shareholders, agents, servants, employee, guests, licensees or invitees, and (ii) covenants that no insurer under any property insurance maintained by Landlord or Tenant shall hold nay right of subrogation against such other party. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each shall notify its insurer of the waiver set forth herein and secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

10. EVENTS OF DEFAULT AND REMEDIES

Events of Default

(a) The occurrence of any of the following events shall be deemed an "Event of Default".

(i) Tenant shall have failed to pay any installment of Rent or any other amount payable hereunder when due, and such failure shall continue for a period of seven (7) days or more after the date such installment or amount was due;

(ii) Tenant shall breach any of the terms or provisions of this Lease or fail to perform or abide by any of its covenants or obligations under this Lease (other than a default referenced in Sections 10(a)(i), 10(a)(iii), 10(a)(iv), 10(a)(vi), 10(a)(v) and 10(a)(vii) herein) and such breach or failure is not cured by Tenant within fifteen (15) days after Landlord sends Tenant written notice of same; provided, however, that if such breach or failure is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured within said fifteen (15) days, then Tenant shall not be in default in such instance if Tenant promptly commences its cure within said fifteen (15) day period and thereafter diligently pursues the cure to completion, except in no event shall Tenant be given more than forty-five (45) days after such initial notice in which to cure such breach or failure;

(iii) if any policy of insurance upon the Property or any part thereof from time to time effected by Landlord shall be canceled or is about to be canceled by their insurer by reason for the use or occupancy of the Leased Premises by Tenant or any assignee, sub-tenant or licensee of Tenant or anyone permitted by Tenant to be upon the Leased Premises and Tenant after receipt of notice in writing from Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv) the Leased Premises shall, without the prior written consent of Landlord be used by any person or entity other than Tenant or a permitted Transferee or for any purpose other than the Permitted Use or by any person or entity whose occupancy is prohibited by this Lease;

(v) the Leased Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of Landlord for fifteen (15) consecutive days or more while capable of being occupied;

(vi) the balance of the Term of this Lease or any of the goods and chattels of Tenant located in the Leased Premises, shall at any time be seized in execution of attachment;

(vii) Tenant or any other person occupying the Leased Premises or any part thereof or any Guarantor shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt of insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding -up or other termination of its corporate existence; or a trustee receiver or receiver-manager or agent or other like person shall be appointed over any of the assets of Tenant or any other person occupying the Leased Premises or any part thereof; or

(viii) Any Guarantor defaults under any guaranty of this Lease.

Landlord's Remedies:

(b) After the occurrence of an Event of Default, Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and none of which are to the exclusion of any other or additional right and remedy available to Landlord at law, in equity, by statute or otherwise:

(i) to remedy or attempt to remedy any default of Tenant, and in so doing to make any payments due or alleged to be due by Tenant to third parties and to enter upon the Leased Premises to do any work, or other things therein, and in such event all reasonable expenses of Landlord in remedying or attempting to remedy such default

(including all reasonable attorney fees and costs an Landlord's reasonable administrative charge therefore) shall be payable by Tenant to Landlord on demand;

(ii) with respect to unpaid overdue Rent, to the payment by Tenant of the Rent and of interest (which said interest shall be deemed included herein in the Term "Rent") thereon from the date upon which the same was due until actual payment thereof at a rate equal to the lesser of eighteen percent (18%) or the maximum amount allowed under the laws of the jurisdiction in which the Building is located.

(iii) to terminate this Lease immediately by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating this Lease and to institute legal proceeding to recover possession (if necessary) of the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding. TENANT HEREBY EXPRESSLEY WAIVES ANY AND ALL NOTICES (other than those notices specifically outlines in this Lease or deemed non-waivable under applicable law) TO CURE OR VACATE OR TO QUIT THE LEASED PREMISES;

(iv) to institute legal proceeding to terminate Tenant's occupancy of the Lease Premises without terminating this Lease, in which event, Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term, even after eviction of Tenant from the Leased Premises, and thereafter enter the Leased Premises on account of Tenant to re-let the Leased Premises and to receive the rent therefor and to take possession of any abandoned furniture or other property thereon and upon giving ten (10) days' written notice to Tenant if personally delivered or fifteen (15) days' written notice if mailed, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public sale and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises first to the costs incurred by Landlord in accomplishing any such re-letting (including, without limitation, brokerage commissions, attorney fees, inducements and any costs incurred to bring the Leased Premises into satisfactory condition for the subsequent tenant) and sale, and thereafter upon account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for the deficiency if any however, Tenant shall not be entitled to any excess rent received by Landlord from such re-letting); and

(v) in the event of any breach by Tenant of any of the covenants or provisions of the Lease, Landlord shall have the right of injunction and right to invoke any remedy allowed at law or in equity, and mention in this Lease of any p[articular remedy shall not prelude Landlord from any other remedy at law or in equity. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL REIGHTS OF REDEMPTION OR TO ANY NOTICE TO QUIT GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF THIS LEASE BEING TERMINATED AND/OR LANDLORD OBTAINING POSSISSION OF THE LEASED PREMISES PURUANT TO THE PROVISIONS OF THIS SECTION.

Payment of Rent, etc. on

(c) Upon the giving by Landlord of a notice in writing terminating this Lease under Section 10(b)(iii) above, this Lease and the Term shall terminate, Tenant shall remain liable for and shall

Termination: remain liable for and shall pay on demand by Landlord (i) the full amount of all Rent which would have accrued until the date on which this Lease would have expired had such termination not occurred, and any and all damages and expenses incurred by Landlord in re-entering and repossessing the Leased Premises or in making good any default of Tenant, in making any alterations to the Leased Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant, less (ii) the net proceeds of any re-letting of the Leased Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above for the period through and including the date on which this Lease would have expired if it had not been terminated. Landlord shall be entitled to any excess with no credit to Tenant. Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions and any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord's right to enforce the collection of any difference for any subsequent month or months. In addition to the foregoing, and without regard to whether this Lease has been Terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys' fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provision of this Lease. Tenant's liability shall survive the institution of summary proceedings and issuance of any warranty hereunder.

If Landlord determines that it is impracticable or extremely difficult to fix the actual damages in connection with the immediately preceding paragraph, then, as an alternative to the remedy set forth in the immediately preceding paragraph, Tenant will pay to Landlord on demand, and in addition to all accrued but unpaid Rent existing as of the date of such demand, liquidated and agreed final damages attributable to Landlord's loss of Rent for the unexpired Term of this Lease for Tenant's default calculated in accordance with this paragraph. Liquidated damages hereunder shall be an amount equal to the present value (discounted at a rate of six percent (6%) per annum) of the excess, if any, of (i) all Rent payable under this Lease from the date of such demand for what would be the then unexpired Term of this Lease in the absence of such termination, less (ii) the then fair market rental value of the Leased Premises (as determined by Landlord after taking into consideration a reasonable period of time (which shall be deemed no less than eighteen (18) months) in which it would take to repair the Leased Premises, market and relet the Leased Premises), plus (iii) the costs of recovering the Leased Premises (including without limitation the costs incurred to take possession of any furniture or other property in the Leased Premises and to store the same or to sell or otherwise dispose of the same at public or private sale) and restoring Leased Premises to the condition required of Tenant hereunder, and all other expenses incurred by Landlord due to Tenant's default (including without limitation reasonable attorney fees and costs), plus (iv) interest on all such sums at the highest rate permitted by law, all of which sums shall be immediately due and payable to Tenant to Landlord. If any law shall limit the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. Upon Termination of this Lease and the Term, Tenant shall immediately deliver up possession of the Leased Premises to Landlord, and if Tenant fails to do so, then Landlord may immediately institute legal proceeds to re-enter and take possession of the Leased Premises.

Notwithstanding anything to the contrary contained in this Lease, in connection with the exercise of its remedies, Landlord may, in its sole discretion, accelerate any amounts due to Landlord from Tenant as a result of an Event of Default hereunder.

(d) Notwithstanding anything to the contrary contained in this Lease, only if and for so long as Landlord elects to terminate Tenant's possession of the Leased Premises but not this Lease and re-enter the Leased Premises, Landlord shall, to the extent required by law, use commercially reasonable efforts to mitigate its damages after and Event of Default by Tenant. Landlord's obligation to mitigate is subject to the following:

(i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until Landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to re-let the Leased Premises free of any claim of Tenant;

(ii) Landlord shall not be obligated to offer the Leased Premises to any prospective tenant when other leased Premises in the Building suitable for that prospective tenant's use are currently available, or will be available within the next six months;

(iii) Landlord shall not be obligated to lease the Leased Premises to a substitute tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building;

(iv) Landlord shall not be obligated to enter into a new lease under terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

(v) Landlord shall not be obligated to enter into a lease with any proposed substitute tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner; and

(vi) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a substitute tenant unless Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such substitute tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease).

11. ADDITIONAL PROVISIONS

Common Areas: (a) Tenant acknowledges and agrees that the Common Areas and Facilities of the Property shall at all times be subject to the exclusive management and control of Landlord. Without limiting the generality of the foregoing, Tenant specifically acknowledges and agrees that Landlord may change from time to time the dimensions and location of the Common Areas and Facilities, as well as the dimensions, identities, location and types of any building, signs, or other improvements in the Property, and Landlord may temporarily close or restrict the use of all or any part of the Common Areas and Facilities of the Property in an emergency, or for security or crowd control purpose, to facilitate tenants move in or out of the Building, or for the purpose of making repairs, alterations or renovations. Landlord agrees not to permanently alter

such Common Areas and facilities in any manner which would deny reasonable access to the Leased Premises. In the event of any such temporary closure or restriction of use or if changes are made to such Common Areas and Facilities by Landlord, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of Landlord's covenant for quiet enjoyment.

Subordination: (b) This Lease and all rights of Tenant hereunder are subject and subordinate onto all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond deeds of trust and mortgage and all instruments supplemental thereto) which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, and Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee as a tenant upon all terms of this Lease. The foregoing subordination shall be self-operative and no further statement by Tenant shall be necessary to effectuate such subordination. However, in confirmation of such subordination, Tenant agrees to execute promptly whenever requested by Landlord or by the holder of an such lease, charge, or mortgage an instrument of subordination or attornment, as the case may be, as may be required of it.

Certificates: (c) Within fifteen (15) days after written request by Landlord, Tenant shall execute and deliver to Landlord (and if required by Landlord, to any purchaser, lessor, chargee or mortgagee (including any trustee), or other person designated by Landlord) the following:

(i) an acknowledgement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, Tenant is in compliance with its obligations under the Lease, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which Landlord shall request an acknowledgement; and

(ii) such financial information concerning Tenant and Tenant's business operations as may be reasonable requested by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises) or any lessor, chargee or mortgagee.

Any financial information and any acknowledgement delivered pursuant to this Section 11(c) may be relied upon by Landlord, any prospective purchaser of the Property (or portion thereof including the Leased Premises and any lessor, chargee or mortgagee. Failure by Tenant to deliver the acknowledgement required by this paragraph within ten (10) days after Landlord has requested such acknowledgement shall be a default by Tenant and, in addition to any other rights and remedies available to Landlord under this Lease, Tenant shall be deemed to have certified that this Lease is in full force and effect, it is in compliance with its obligations under this Lease and that the Landlord is not in default under this Lease. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant the certificate described in paragraph (c)(i) above if Tenant fails to deliver the same within the time period stated herein and such certificate signed by Landlord shall be fully binding on Tenant.

Inspection of And Access to (d) Landlord or its agents shall have the right to enter the Leased Premises at all times (i) to examine the same, (ii) to show them to prospective purchasers, lessees, or mortgagees,

The Leased Premises:

(iii) to provide janitorial and window cleaning services and to otherwise perform its obligations under this Lease, (iv) to have access to utilities and services (including all ducts and access panels (if any), which Tenant agrees not to obstruct) and, (v) without any obligation upon Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises) or to other portions of the Building which require access to the Leased Premises in order to accomplish) as Landlord may deem necessary or desirable. Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor. Landlord shall make reasonable efforts not to inconvenience Tenant in exercising its rights under this Section 11(d), but Landlord shall not be liable for any interference with Tenant's business or occupancy of the Leased Premises resulting from Landlord's exercise of any such rights, nor shall any such interference: (v) be deemed a violation of Landlord's covenant of quiet enjoyment; (w) entitle Tenant to any compensation, abatement or reduction of Rent; (x) affect, impair reduce, or excuse the performance of Tenant's other covenants and agreements under this Lease; (y) constitute an actual or constructive eviction of Tenant, in whole or in part; or (z) entitle Tenant to Terminate this Lease. If Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, Landlord or its agents may enter the same by master key or may forcibly enter the same, without rendering Landlord or such agents liable therefore, and without in any manner affecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility, or liability whatsoever for the care, maintenance or repair of the Leased Premises or any part thereof, except as otherwise herein specifically provided.

Delay:

(e) Except as herein otherwise expressly provided, if and whenever and to the extent that either Landlord or Tenant shall be prevented, delayed, or restricted in the performance of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing by reason of any of the following ("Force Majeure"):

(i) strikes or work stoppages;

(ii) being unable to obtain any material, service, utility, or labor required to perform such obligation;

(iii) riots, insurrection, war, acts of God, fire, or other casualty;

(iv) any statute, law, or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying, or restricting such performance;

(v) inability to obtain any necessary governmental permits (including building permit) for construction of Landlord's Work (only for purposes of this Section 1 1(e), "Landlord's Work" means any work application for any reason other than Landlord having filed an incomplete application for any of such permits or having filed plans for Landlord's Work that do not comply with applicable laws;

(vi) changes required in the scope of Landlord's Work by any governmental authority having jurisdiction thereof; or

(vii) other unavoidable occurrence,

then the time for performance of such obligation shall be extended for the period in which such circumstances operate to prevent, delay or restrict the performance thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience or nuisance caused thereby. The provisions of this section 11(e) shall not operate to excuse Tenant from prompt payment of Rent and shall not operate to extend the Term. Delays or failures to perform resulting from lack of or inability to access funds shall not be deemed an unavoidable occurrence. If Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in Section 11(e)(iv), above, and to fulfill such obligation could not, in the reasonable opinion of Landlord, be completed without substantial additions to or renovations for the Property, Landlord may on sixty (60) days' written notice to Tenant terminate this Lease.

Waiver: (f) If either Landlord or Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

Demolition And Renovation: (g) Notwithstanding anything contained in this Lease to the contrary, in the event Landlord intends to demolish or to renovate substantially all the Building, then the Landlord, upon giving Tenant one hundred eight (180) days' written notice, shall have the right to terminate this Lease and this Lease shall thereupon expire on the expiration of one hundred eighty (180) days from the date of the giving of such notice without compensation of any kind to Tenant.

Public Taking: (h) Landlord and Tenant shall cooperate, each with the other, in respect of any Public Taking of the Leased Premises or any part thereof so that Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award for all other compensation arising from or relating to such Public Takin (including all compensation for the value of Tenant's leasehold interest subject to the Public Taking) which shall be the property of Landlord and Tenant's rights to such compensation are hereby assigned to Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the property is Publicly Taken, Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken, Rent and all other payments shall be adjusted as of the date of such termination and \Tenant shall, on the date of such Public Takin, vacate the Leased Premises and surrender the same to Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this Section, the words "Public Taking" shall include expropriation and condemnation and shall include a sale by Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and "Publicly Taken" shall have a corresponding meaning.

Recording Of Lease: (i) Tenant agrees with Landlord not to record this Lease or any memorandum thereof in any recording office and not to register notice of this Lease in any form without the prior written consent of Landlord. If such consent is provided, such notice of Lease or memorandum shall be in such form as Landlord shall have approved and Tenant shall pay Landlord's reasonable fee for same and all applicable transfer or recording taxes or charges. Tenant shall remove and discharge at Tenant's expense recordation or registration of such notice of memorandum at the expiration or earlier termination of the Term, and in the event of Tenant's failure to so remove or discharge such notice or memorandum after ten (10) days' written notice by Landlord to Tenant, Landlord may in the name and of behalf of Tenant execute a release or discharge of such notice or memorandum in order to remove and discharge such notice or memorandum, and for the purpose thereof Tenant hereby irrevocably constitutes and points any officer of Landlord the true and lawful attorney of Tenant.

Time of the Essence: (j) Time shall be of the essence of this Lease and of every part hereof.

Lease Entire Agreement: (k) Tenant acknowledges that there are no covenants representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in the BLI Rider, this Lease and Schedules attached hereto and that the BLI Rider, this Lease and such schedules constitute the entire agreement between Landlord and Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by Landlord and Tenant.

Notices: (l) Any notice, document or writing required or contemplated by any provision of this Lease shall be given in writing and if to Landlord, either delivered personally to an office or Landlord or sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Landlord at Landlord's Address set forth in the BLI Rider, and if to Tenant, either delivered personally to Tenant (or to an officer of Tenant, if a corporation) or sent United States Postal Service certified mail, return receipt requested, postage prepaid, or by Federal Express or similar nationally recognized overnight courier regularly providing proof of delivery, addressed to Tenant at Tenant's address set forth in the BLI Rider. Copies of notices to each party shall be sent to persons identified in the BLI Rider as being entitled to receive copies of notices. Every such notice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the earlier of receipt, or the third (3rd) day after being mailed. Landlord may from time to time by notice in writing to Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. Tenant may, if an address of Tenant is shown in the BLI Rider (other than the Leased Premises), from time to time by notice in writing to Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed.

Interpretation: (m) In this Lease "herein", "hereof", "hereby", "hereunder", "hereto, "hereinafter" and similar expressions refer to this Lease and not to any particular section, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provision of this Lease are to be construed as covenants and agreements as

though words importing such covenants and agreements were used in each separate section hereof, and that should any provision or provisions of the Lease be illegal or not enforceable, it or they shall be considered separate and severable from this Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope of meaning of this Lease or of any provision hereof. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and tenant. Wherever herein the singular number is used, the same shall include the plural, and masculine gender shall include the feminine and neuter genders. In the event any language is deleted from this Lease, said language shall be deemed to have never appeared and no other implication shall be drawn therefrom. The word "person" includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease; therefore, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant. Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

Extent of Lease Obligations:

(n) Subject to Section 7 hereof, this Lease and everything herein contained shall inure to the benefit of and be binding upon the respective permitted heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the permitted heirs, executors, administrators, successors assigns and other legal representatives of such party. The word "Tenant" shall be deemed to include the word "lessee" and shall mean each and every person or party mentioned as a Tenant herein, be the same one or more and if there shall be more than one Tenant, any notice required or permitted by the Terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof . Any reference to "Tenant" shall include, where the context allows, the servants, employees, agents, contractors and invitees of Tenant and all others over whom Tenant exercises control or for whom Tenant is in law responsible. It two or more persons or entities shall sign this Lease a Tenant, the liability of each such person or entity to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

Use and Occupancy

(o) If Tenant shall for any reason use or occupy the Leased Premises (or any portion thereof) in any way prior to the Commencement Date without there being an existing lease

Prior to Term: between Landlord and Tenant under which Tenant has occupied the Leased Premises, then during such prior use or occupancy Tenant shall be a Tenant of Landlord and shall be subject to the same covenants and agreement in this Lease mutatis mutandis.

Limitation on Landlord Liability: (p) Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Leased Premises, shall be limited to the estate of Landlord in the Property. No other property or asset of Landlord or any partner or owner of Landlord shall be subject to levy, execution, or other enforcement proceedings or other judicial process for the satisfaction of any judgement or another right or remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant hereunder and/or Tenant's use of the Leased Premises. The Term "Landlord" in this Lease includes landlord executing this Leas as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities, and privileges as it would have had if it originally signed this Lease as Landlord. Landlord and any such successor and assign, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Property. Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of Landlord hereunder which accrue subsequent to any transfer of Landlord's interest in the Property.

Waiver of Jury Trial: (q) TENANT HEREBY WAIVES TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE AND OCCUPANCY OF THE LEASED PREMISES.

Choice of Law: (r) This Lease shall be governed by the laws of the State and local jurisdiction in which the Leased Premises are located. Any litigation between Landlord and Tenant concerning this Lease shall be initiated in the county or local jurisdiction in which the Leased Premises are located.

Brokers: (s) Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Term.

Mold: (t) It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of good housekeeping, ventilation, and moisture control especially in kitchens, janitor's closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Leased Premises and certifies that it has not observed mold, mildew, or moisture within the Leased Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages in property caused by or associated with moisture or the growth of or occurrence of mold or mildew on or

in the Leased Premises. In addition, execution of this Lease by Tenant constitutes acknowledgement by Tenant that control of moisture and mold prevention in the Leased Premises are integral to its lease obligations.

Anti-Terrorism: (u) LANDLORD ADVISES TENANT HEREBY THAT THE PURPOSE OF THIS SECTION IS TO PROVIDE TO THE LANDLORD INFORMATION AND ASSURANCES TO ENABLE LANDLORD TO COMPLY WITH THE LAW RELATING TO THE OFFICE OF FOREIGN ASSETS CONTROL ("OFAC") OF THE U.S. DEPARTMENT OF THE TREASURY. Tenant represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism, and that it is not engaged in this Lease directly or indirectly on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims damages, risks, liabilities, and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing representation and warranty, and acknowledges that Landlord may treat any such breach as an Event of Default by Tenant. If there is any one or more Guarantors of Tenant's obligations under this Lease then Tenant further represents, warrants, and covenants that (a) any such Guarantor is a regulated entity, or (b) neither Guarantor nor any person or entity that directly or indirectly (i) controls such Guarantor or (ii) has an ownership interest in such Guarantor of twenty-five percent (25%) or greater, appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC.

Authorization: (v) The person signing this Lease on behalf of Tenant hereby represents and warrants that (i) he/she is authorized to execute this Lease on behalf of Tenant, (ii) he/she possesses the requisite power and authority to bind Tenant to the terms and provision hereof, (iii) Tenant has taken all actions necessary to authorize the execution delivery and performance of this Lease by tenant, and (iv) tenant has been duly organized and is qualified or authorized to do business in the State in which the Leased Premises is located. Furthermore, Tenant agrees to take any and all necessary action to keep its existence as an entity in good standing throughout the Term in the State in which Tenant has been organize as well as to remain qualified to do business within the State in which the Leased Premises are located.

Legal Fees: (w) In the event of any litigation concerning this Lease, the prevailing party shall be entitled to recover from the losing party costs and reasonable attorneys' fees through all appeals.

Radon Disclosure: (x) RADON GAS:

"In accordance with Florida Law, the following disclosure is hereby made: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit."

Renewal Option: (y) Provided Tenant is not in default either at the time of exercise of the renewal option described herein or upon commencement of the renewal term, Tenant shall have one (1) option to renew the Lease for a renewal term of five (5) years. Tenant shall provide Landlord with written notice of its intent to renew the Lease at least one hundred eighty (180) days prior to the

expiration of the initial Term, time being of the essence; otherwise, Tenant shall forfeit its right to renew the Lease and the Lease shall terminate at the conclusion of the initial Term unless otherwise expressly agreed to by Landlord in writing. Any renewal of the Lease shall renew and extend all of the terms of the Lease for the duration of the renewal term, except as follows: (1) the rental rate for the first year of the renewal Term shall be the greater of (i) the "Fair Market Rental Value" of the Leased Premises as of the commencement of the renewal Term, or (ii) three percent (3%) above the rental rate for the immediately preceding Lease Year; and (2) the rental rate for each succeeding year of the renewal Term (i.e. years 2, 3, 4, and 5 of the renewal Term) shall be three percent (3%) above the rental rate for the immediately preceding Lease Year. For purposes of this paragraph, "Fair Market Rental Value" shall mean the then prevailing rent for premises comparable in size and category of use as the Leased Premises located in substantially the same competitive real estate rental market in which the Leased Premises is located, in Landlord's reasonable discretion. For purposes hereof, it shall not be unreasonable for Landlord to consider in determining the Fair Market Rental Value the competitive real estate rental market as being all or any portion of the geographic area commonly referred to as "Central Florida." Notwithstanding the foregoing, in the event of any default hereunder by Tenant that is not cured within the cure period applicable to such default, if any, Tenant's right to renew this Lease shall, at the option of Landlord, in its absolute discretion, terminate and be cancelled.

Schedules: (z) The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

Schedule "A"	Legal Description of Property
Schedule "B"	Location and Size of Leased Premises
Schedule "C"	Taxes Payable by Landlord and Tenant
Schedule "D"	Services and Costs
Schedule "E"	Rules and Regulations
Schedule "F"	Tenant's Work (Not Used)
Schedule "G"	Environmental Covenants
Schedule "H"	Free Rent During Term
Schedule "I"	Form of Declaration of Commencement Date
Schedule "J"	Guaranty Agreement (intentionally deleted)

[Schedules to Follow]

SCHEDULE "A"
Legal Description of Property

That portion of Lot 1A, PARK AT 429, according to the plat thereof, recorded in Plat Book 92, Pages 93 through 96 Public Records of Orange County, Florida, upon which the Building is located as depicted in the Site Plan attached hereto


EAST CROWN POINT ROAD
BLDG 529
55,000 SF
PHASE 1
Dirt Pad,
hydroseeded
Area of Building 529 Lease
PALM DRIVE
SWALE 1
R.O.W. LINE

SCHEDULE "B"

Location and Size of Leased Premises

Approximate Location of Leased Premises is shown Cross-Hatched or Shaded; Measurement of Rentable Area of the Leased Premises is also shown.

This Schedule is for identification purposes only and is not to be interpreted as being a representation of warranty on the part of Landlord as to the exact location, area, configuration, and layout.


iCoreConnect
7,647 SF

SCHEDULE "C"

TAXES PAYABLE BY LANDLORD AND TENANT

Tenant's Taxes:

1 (a) Tenant covenants to pay all Tenant's Taxes (hereinafter defined), as and when the same become due and payable. Where any Tenant's Taxes are payable by Landlord to the relevant taxing authorities, Tenant covenants to reimburse Landlord upon demand for the full amount of said payment by Landlord.

(b) Commencing on the Commencement Date, and thereafter throughout the Term, Tenant covenants to pay to Landlord the Tenant's Proportionate Share (defined in Section 2(d), below) of the excess of the amount of Landlord's Taxes (hereinafter defined) in each Fiscal Period over Landlord's Taxes in the Base Year (hereinafter defined).

(c) Tenant covenants to pay to Landlord Tenant's Proportionate Share of the costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred in good faith by Landlord in contesting, resisting, or appealing any of the Taxes (hereinafter defined).

Landlord's Taxes:

(d) Landlord covenants to pay all Landlord's Taxes subject to the payments on account of landlord's Taxes required to be made by Tenant elsewhere in this Lease. Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and Tenant shall cooperate with Landlord and provide Landlord with all relevant information reasonably required by Landlord in connection with any such appeal.

Separate Allocation:

(e) In the event that Landlord is unable to obtain from the taxing authorities and separate allocation of landlord's taxes, Tenant's Taxes or assessment as required by Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by Landlord acting reasonably and shall be conclusive.

Information:

(f) Whenever requested by Landlord, Tenant shall deliver to Landlord receipts for payment of all Tenant's Taxes and furnish such information in connection therewith as Landlord may reasonably require.

Tax Adjustment:

(g) If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, Landlord's Taxes will be determined by Landlord as if the Building has been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period.

Definition: 2. In this Lease:

(a) "Landlord's Taxes" shall mean the aggregate of all Taxes attributable to the Property or Landlord in respect thereof (including, without limitation, real estate taxes, assessments, business improvement district charges or fees) and including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess

profit taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or Landlord in respect thereof and further excluding any sales taxes payable with respect to rents derived from the Property, which sales tax Tenant shall pay pursuant to Section 3(a) of this Lease;

(b) "Taxes" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, gross receipt taxes, franchise taxes, transfer taxes, rental taxes and assessments special or otherwise) of any kind including, without limitation, fees, rents, levies and assessments imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, or other body, corporation, authority, agency or commission (including special taxing districts), provided that "Taxes" shall not include any special utility, levies, fees or charges imposed assessed, levied or charged with are directly associated with initial construction of the Property:

(c) "Tenant's Taxes" shall mean all Taxes (whether imposed upon Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of Tenant within the Leased Premises, and to the use by Tenant of any of the Property.

(d) As used in this Schedule "C", the term "Tenant's Proportionate Share" shall mean 14.49% (determined by dividing 7,647 square feet of Rentable Area of the Leased Premises by 52,780 square feet of Rentable Area of the Property, both as set forth in the BLI Rider, subject to adjustment as determined solely by Landlord and notified to Tenant in writing for physical increases or decreases in the total Rentable Area of the Building provided that the total Rentable Area of the Building and the Rentable Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

[END OF SCHEDULE "C"]

SCHEDULE "D"
Services and Costs

Interior Climate Control:

1. Landlord covenants with Tenant:

(a) To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours to be determined by Landlord ("Normal Business Hours") (but to be at least the hours from 8:00 a.m. to 6:00 p.m. Monday through Friday, and from 9:00 a.m. to 1:00 p.m. on Saturdays as long as Saturday hours are customary in similar office building in the local business district in which the Building is located, except Landlord shall not be obligated to provide such service on Sundays and any nationally recognized holidays, such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air. Tenant shall have access to the Premises 24 hours per day, 7 days per week, subject to Landlord's right to close the building in the event of an emergency or casualty; however, at times other than the Normal Business Hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon at least twenty four (24) hours' prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord for each hour (or a portion) of after-hours HVAC usage. As of the date hereof, the charge for the provision by Landlord of after-hours HVAC service is $25.00 per hour, per floor, for which Tenant requests that Landlord provide such service. Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the Leased Premises or the electrical power or other energy consumed on the Leased Premises for all purposes exceeds reasonable amounts as determined by Landlord, or if Tenant installs partitions or other installations in locations which interfere with the proper operation for the system of interior climate control or if the window covering on exterior windows is not kept fully closed.

Janitor Service:

(b) To provide janitor and cleaning services to the Leased Premises and to Common Areas and Facilities for the Building consisting of reasonable services in accordance with the standards of similar office buildings; and

Elevators, Lobbies, etc.:

(c) To keep available the following facilities for use by Tenant and its employees and invitees in common with other persons entitled thereto:

(i) passenger and freight elevator service to each floor upon which the Leased Premises are located provided such service is installed in the Building and provided that Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside Normal Business Hours;

(ii) common entrances, lobbies, stairways, and corridors, giving access to the Building and the Leased Premises, including such other areas from time to time which may be provided by Landlord for common use and enjoyment within the Property; and

(iii) the washrooms as Landlord may assign from time to time which are standard to the Building, provided that Landlord and Tenant acknowledge that where an entire floor is leased to Tenant or some other tenant, as the case may be, Landlord may exclude others from the washrooms thereon.

Electricity:

2. (a) Landlord covenants with Tenant that Landlord shall have the sole right to furnish electricity to the Leased Premises (except Leased Premises which have separate meters) for normal office use for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building twenty-four (24) hours a day, three hundred sixty-five (365) days a year;

(b) In the event that (i) Landlord reasonably determines that the amount of electricity consumed on the Leased Premises exceeds the amount of electricity required for normal professional office use, or (ii) Tenant installs one or more supplemental HVAC units in, or which service, the Leased Premises, then Landlord may require Tenant to install metering or submetering devices (for measuring the consumption of electricity in the Leased Premises) approved by Landlord at Tenant's expense. Tenant shall pay Landlord for the cost of any such excess electricity on demand. Tenant shall remove all supplemental HVAC units installed by or on behalf of Tenant, and all meters or submeters installed by Tenant, from Building prior to the end of the Term, Tenant shall restore the portions of the Leased Premises and the Building affected by such removal to their condition immediately prior to the installation of such equipment.

(c) Tenant covenants to pay to Landlord Tenant's Proportionate Share (as defined below) of the cost of all electricity consumed on the Property (except the amounts recovered from and pain by tenants separately metered).

(d) In calculating electricity costs for any Fiscal Period, if less than one hundred percent (100%) of the Building is occupied by tenants, then the amount of such electricity costs shall be deemed for the purposes of this Schedule to be increased to an amount equal to the like electricity costs which normally would be expected by Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

3. Landlord shall maintain and keep in repair the facilities required for the provision of the interior climate control, elevators (if installed in the Building) and other services referred to in Paragraphs 1(a), 1(c) and 2(a) of this Schedule in accordance with the standards of office building similar to the Building but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations, or improvements, in the reasonable judgement of Landlord necessary or desirable to be made, until the repairs alterations or improvements shall have been completed to the satisfaction of Landlord.

Additional Services:

4. (a) Landlord may (but shall not be obligated) on request of Tenant supply services or materials to the Leased Premises and the Property which are not proved for under this lease and which are used by Tenant(the "Additional Services") including, without limitation,

(i) replacement of tubes and ballasts;
(ii) carpet shampooing;
(iii) window covering cleaning;
(iv) locksmithing
(v) removal of bulk garbage;
(vi) picture hanging; and
(vii) Special security arrangement

(b) When Additional Services are supplied or furnished by Landlord, accounts therefor shall be rendered by Landlord and shall be payable by Tenant to Landlord on demand. In the event Landlord shall elect not to supply or furnish Additional Services, only persons with prior written approval by Landlord (which approval shall not be unreasonably withheld) shall be permitted by Landlord or Tenant to supply or furnish Additional Services to Tenant and the supplying and undertakes to cause compliance and to comply with said rules.

Operating Charges Payable:

5. (a) Tenant covenants to pay to the Landlord Tenant's Proportionate Share of the amount of the Operating Costs in each Fiscal Period;

(b) Subject to the other Terms and conditions of this Lease, Landlord shall not be responsible during the Term for any cost, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises and Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises and the amounts included as Additional Rent whether or not specifically provided for herein and Tenant covenants with Landlord accordingly;

(c) In this Lease "Operating Costs" shall include all costs incurred or which will be incurred by Landlord in discharging its obligations under this Lease and in the maintenance, operation, administration, and management of the Property including without limitation;

i. cost of heating, ventilating, and air-conditioning
ii. cost of water and sewer charges;
iii. cost of electricity, fuel or other form of energy which are not separately metered and paid by tenants;
iv. costs of insurance carried by Landlord pursuant to paragraph 9(a) of this Lease and cost of any deductible amount paid by Landlord in connection with each claim made by Landlord under such insurance.
v. an administrative and management fee;
vi. cost of building office expenses, including telephone, rent, stationery and supplies;
vii. costs of all elevator and escalator (if installed in the Building) maintenance and operation'
viii. costs of operating staff, management staff and other administrative personal including salaries, wages, and fringe benefits;

ix. cost of providing security and costs of repair maintenance and replacement of communications, fire and life safety systems serving the Property,
x. cost of providing janitorial services, window cleaning, garbage and snow removal and pest control;
xi. cost of supplies and materials;
xii. cost of decoration of Common Areas and Facilities;
xiii. cost of landscaping;
xiv. cost of maintenance and operation of the parking area and costs of operating, maintaining, repairing, and replacing all pedestrian and vehicular entrances and exits, passageways, driveways, tunnels, subway connections and delivery and holding areas used in connection with the Property;
xv. cost of consulting and professional fees including expenses;
xvi. cost of repairs, replacements, additions, and modifications (subject to subparagraph (xvii) below); and
xvii. costs in respect of each Major Expenditure (as hereinafter defined) as amortized over the period of Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen (15) years, using equal monthly installments of principal and interest at ten percent (10%) per annum compounded semi-annually. For the purpose hereof "Major Expenditure" shall mean any expenditure incurred after the date of substantial completion of the Building for (a) replacement of machinery, equipment, building elements, systems or facilities forming a part of or used in connection with the Property or for modifications, upgrades or additions to the Property or facilities used in connection therewith or (b) to comply with law.

(d) In this Lease there shall be excluded from Operating Costs the following:

(i) interest on debt and capital retirement of debt;
(ii) such of the Operating Costs as are recovered from insurance proceeds;
(iii) costs as determined by Landlord of acquiring tenants for the Property, including real estate brokerage and leasing commissions;
(iv) depreciation charges or ground rental payments; and
(v) legal and accounting fees relating to 9a) disputes with tenants, prospective tenants or other occupants of the Property, (b) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Property or any part thereof, (c) negotiations for leases, contracts, or mortgages, or (d) reviewing or approving requests for subleases or assignments of leases.

6. Not Used

7. In this Lease, "Tenant's Proportionate Share" shall have the meaning as set forth in Schedule "C".

8. **<u>Controllable Expenses.</u>** Notwithstanding anything to the contrary in the Lease, Controllable Expenses (as defined below) shall be capped such that Tenant's liability for Controllable Expenses as part of Operating Expenses in any Operating Year during the Renewal Term shall not increase more than Six percent (6%) annually over the then-prior year, on a cumulative and compounding basis. Any year in which the increase is less than six percent (6%), such shortage may be carried forward by Landlord to a year in which the increase would be greater, if any. If the immediately preceding year was not a full calendar year, the total Operating Expenses payments made by Tenant in such year shall

be appropriately adjusted to reflect an amount which would be equivalent to a full calendar year payment. Non-Controllable Expenses (as defined below) shall not be subject to any cap.

"**Controllable Expenses**" shall mean all expenses that comprise Operating Expenses other than Non-Controllable Expenses.

"**Non-Controllable Expenses**" shall mean all Operating Expenses, the cost of which are not controlled by Landlord but are imposed by independent third parties, including by way of example and not limitation, the following items: Real Estate Taxes, insurance premiums, benefits and other payroll benefits of employees (excluding wages, salaries, professionals' fees); taxes attributable to Operating Expenses, whether existing or hereafter imposed; water, sewer, electrical and waste removal charges; fees and maintenance charges imposed by any property owners' association; and replacement, repair and restoration of real and personal property damaged by hurricanes, natural disaster or any other casualty.

[End of Schedule "D"]

SCHEDULE 'E'
Rules and Regulations

1. The sidewalks, entry passage, elevators (if installed in the Building) and common stairways shall not be obstructed by Tenant or used for any other purpose than tor ingress and egress to and from the Leased Premises. Tenant will not place or allow to be placed in the Building corridors or public stairways and wastepaper, dust, garbage, refuse or anything whatsoever.

2. The washroom plumbing fixtures, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, rags, ashes, or other substances shall be thrown therein. The expense of any damage resulting by misuse by Tenant shall be borne by Tenant.

3. Tenant shall permit window cleaners to clean the windows of the Leased Premises during Normal Business Hours.

4. No birds or animals shall be kept in or about the Property nor shall Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6. All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books which may be kept by Landlord at or near the night entrance and Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of Landlord.

7. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8. No space heating devices of any kind shall be kept or used in the Leased Premises.

9. Tenant shall not and shall not permit any cooking in the Leased Premises except for the use of coffee makers and food warmed up in a microwave for consumption solely by employees or guests of Tenant and Tenant shall ensure that odors do not emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of Landlord. Only persons authorized by Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

10. Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense

of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by Landlord and the persons employed to move the same in and out of the Building must be acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter or any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approve by Landlord.

11. Tenant shall give Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

12. The parking of automobiles shall be subject to the charges and the reasonable regulations of Landlord. Landlord shall not be responsible for damage to or theft of any car, its accessories, or contents whether the same be the result of negligence or otherwise. Parking in Landlord's pool of parking, which includes surface parking, shall be free to Tenant and is available to Tenant on a fire-come, first-serve basis at a ratio of 4.0 spaces per 1,000 rentable square feet of leased space.

13. Tenant shall not mark or drill into or in any way deface the wall, ceiling, partitions, floors or other parts of the Leased Premises and the Building.

14. Except with the prior written consent of Landlord, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of Landlord for the purpose of any cleaning of the Leased Premises.

15. If Tenant desires any electrical or communications wiring, Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of Landlord.

16. Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of Landlord and subject of any conditions imposed by Landlord. Additional keys may be obtained from Landlord at the cost of Tenant.

17. Tenant shall be entitled to have its name shown upon the directory board of the Building, at Landlord's expense for Tenant's initial listing. Landlord shall in its reasonable discretion design the style of such identification and allocate the space on the directory board for Tenant. Landlord, at Landlord's expense, will install an initial Building Standard suite entry sign bearing Tenant's name which shall be consistent with other suite entry signage in the Building with a size, design, materials, and lettering selected by Landlord in its sole discretion. Any subsequent changes shall be provided by Landlord, at Tenant's expense.

18. Tenant shall keep window covering (if any) in a closed position as necessary for temperature control. Tenant shall not interfere with or obstruct any perimeter heating, air-conditions or ventilating units.

19. Tenant shall not conduct, and shall not permit any, canvassing in the Building.

20. Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to Landlord.

21. Tenant shall permit the periodic closing of lanes, driveways, and passages for the purpose of preserving Landlord's rights over such lanes, driveways, and passages.

22. Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of Landlord which may be arbitrarily withheld. Tenant, upon request of Landlord, shall immediately remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be place which, in the opinion of Landlord, is objectionable, and if Tenant shall fail to do so, Landlord may remove the same at the expense of Tenant.

23. Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgement may from time to time be needful for the safety, care cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

[End of Schedule "E"]

SCHEDULE "F"
TENANT'S WORK

This Schedule Not Used

[End of Schedule "F"]

SCHEDULE "G"'
Environmental Covenants:

1. Notwithstanding anything to the contrary contained in this Lease, Tenant covenants:

a) not to bring, or allow its employees, agents, contractors, invitees, and those over whom Tenant can reasonably exercise control, to bring any Hazardous Substance (as defined below) onto the Property, the Building, or the Leased Premises except in compliance with Environmental Laws (as defined below);

b) to comply at all times and require all those for whom Tenant is in law responsible to comply at all times with Environmental Laws as same affect the Leased Premises, the Building, or the Property;

c) to give notice to Landlord of the presence at any time during the Term of any Hazardous Substance on the Leased Premises (or the Building or the Property if such Hazardous Substance is in the control of Tenant) together with such information concerning such Hazardous Substance and its presence on the Leased Premises, the Building or the Property as Landlord may require;

d) to give notice to Landlord of any occurrence which might give rise to a duty under Environmental Laws on either Tenant or Landlord with respect to the presence of any Hazardous Substance on the Leased Premises, the Building or the Property including, without limitation, notice of any release or escape into the environment of any Hazardous substance at the Leased Premises, the Building for the Property;

e) in any case where Tenant has given notice as to the presence of a Hazardous Substance at the Leased Premises, the Building or the Property or is required to give such notice or where Landlord has reasonable grounds to believe that any Hazardous Substance is or has been brought upon the Leased Premises, the Building or the Property by Tenant or any person for whom Tenant is in law responsible, to commission an Environmental Site Assessment at Tenant's expense when required by Landlord to do so;

f) to comply with any investigative remedial or precautionary measures required under Environmental Laws or as reasonably required by Landlord, and Tenant shall be fully and Completely liable to Landlord for any and all cleanup costs or costs incurred to comply with Environmental Laws which are attributable to, either directly or indirectly, any act of omission of Tenant and/or any person for whom tenant is in law responsible;

g) to protect, indemnify and save each of Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustain, or suffered by or asserted against Landlord and/or its directors, officers, employees, agents, successors, and assigns caused by or attributable to, either directly or indirectly, any act or omission of Tenant and/or any person for whom Tenant is in law responsible. The foregoing indemnity obligation shall survive expiration or termination of this Lease.

h) to enter into any additional contract of insurance respecting the Leased Premises which Landlord may reasonably require to protect Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Leased Premises; and

i) to provide to Landlord such security as Landlord may from time to time require, acting

reasonably, to ensure compliance by Tenant with its covenants herein contained.

2. Tenant acknowledges that it has inspected the Leased Premises and has performed (or has had the opportunity to perform) such tests and studies including, without limitation, an Environmental Site Assessment, so as to satisfy itself as to the environmental condition of the Leased Premises and agrees to accept the Leased Premises "as is, where is".

3. Tenant hereby authorizes Landlord to make inquiries from time to time of any government or governmental agency with respect to Tenant's compliance with Environmental Laws at the Leased Premises, and Tenant covenants and agrees that Tenant will from time to time provide to Landlord such written authorization as Landlord may reasonably require in order to facilitate the obtaining of such information, Landlord or its authorized agent may inspect the Leased Premises from time to time, without notice, in order to verify Tenant's compliance with Environmental Laws and the requirements of this Lease respecting Hazardous Substances. Upon request by Landlord from time to time, Tenant shall provide to Landlord a certificate executed by a senior Officer of Tenant certifying ongoing compliance by Tenant with its covenants contained herein.

4. If Tenant brings or creates on Leased Premises, the Building, or the Property any Hazardous substance or if the conduct of Tenant's business causes there to by any Hazardous Substance upon the Property, the Building or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of Tenant and shall not become the property of Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises, the Building, or the Property and notwithstanding the expiration or earlier termination of this Lease.

5. Upon Tenant's material default under this Schedule "G," and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies; to recover any and all damages associated with the material default, including, without limitation, in addition to any rights reserved or available to Landlord in respect of any early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's attorneys' fees and costs.

6. For the purposes of this Lease, the following terms should have the meaning set out below:

   a) "Environmental Site Assessment" means an inspection or inspections of the Leased Premises or other affected locations at the Building or the Property by an independent consultant acceptable to Landlord together with such other tests, surveys and inquiries as such consultant deems advisable in the circumstances in the use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substance in on or about the Leased Premises, the Building or the Property by Tenant those for whom Tenant is in law responsible or any other person using or occupying the Leased Premises, or into the condition or status of the Leased Premises in relation to possible contamination by any Hazardous substance, and any Environmental Site Assessment by such consultant shall include the said consultant's written report delivered to Landlord summarizing the nature and results of all inspections, tests, surveys and inquires conducted by the consultant, and the said consultant's recommendations for

any remedial or precautionary actions to be taken in relation to the presence of Hazardous Substance on the Leased Premises, the Building or the Property.

b) "Environmental Claim" means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all actual attorneys' fees) relating to, arising out of, resulting from or in any way connected with the presence of any hazardous substance at the Leased Premises, the Building or the Property, including, without limitation, all costs and expenses of any remediation or restoration of the Leased premises, the Building, the Property and/or any property adjoining or in the vicinity of the Property required or mandated by the Environmental Law.

c) "Environmental Laws" means the common law, any law, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, state or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisdiction, relating to environmental matters and/or regulating the import, storage, distribution, labeling, sale, use, handling, transport or disposal of any Hazardous substance.

d) "Hazardous Substance" means:

(i) any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, the following:

(A) radioactive materials;

(B) explosives; and

(C) any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by any of man, animal, fish or plant;

(ii) any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create, or contribute to the creation of a condition of the air that:

(A) endangers the health, safety or welfare of persons or the health of animal life;

(B) interferes with normal enjoyment of life or property; or

(C) causes damage to plant life or to property;

(iii) toxic substances;

(iv) any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or toxic under the environmental Law; and

(v) Without limiting the generality of the foregoing, the following substance, or items:

(A) Polychlorinated biphenyl's ("PCBs") or substances containing PCBs.

(B) asbestos or material containing asbestos;

(C) radon at levels deemed unacceptable by any health, labor, or environmental governmental authority.

(D) urea formaldehyde foam insulation; or

(E) underground or above-ground storage tanks.

[End of Schedule "G"]

SCHEDULE "H"
Free Rent During Term

So long as no Event of Default exists, Tenant shall not be required to pay Basic Rent for the first ONE month of the Term of the Lease (herein called the "Basic Rent Free Period"), notwithstanding anything to the contrary contained therein.

All other terms and provision of the Lease shall, however, remain in full force and effect during the Basic Rent Period thereafter including without limitation the payment of Additional Rent for Additional Services, including but not limited to, after-hours HVAC, electricity in excess of electricity required for normal office use, and any other special services requested by Tenant.

[End of Schedule "H"]

SCHEDULE "I"

Form of Declaration of Commencement Date

This Declaration of Commencement Date ("Declaration") is made as of _____________, 2021, Four Two Nine, Inc., a Florida corporation ("Landlord"), and iCoreConnect, Inc., a Nevada corporation ("Tenant"), who agree as follows:

1. Landlord and Tenant entered into a Lease Agreement dated September ___, 2021, in which Landlord leased to Tenant and Tenant leased from Landlord certain Leased Premises described therein in the office building known as "The 529 Building" (the "Building") with an address of 529 East Crown Point Road, Ocoee, FL 34761 (the "Building"). All Capitalized terms herein are as defined in the Lease.

2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the commencement Date of the Term:

    a. the Commencement Date of the Lease is January 1, 2022

    b. the expiry date of the Lease is January 31, 2028

    c. the number of rentable square feet of the Leased Premises is 7,647; and

    d. the initial monthly Basic Rent is $30.00

3. Tenant confirms that:

    a. it has accepted possession of the Leased Premises as provided in the Lease;

    b. any work required to be performed or furnished by Landlord under the Lease has been completed and/or furnished.

    c. Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

    d. the Lease is in full force and effect and has not been modified, altered, or amended, except as follows; and

    e. there are no setoffs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4. By their initial below, Landlord and Tenant confirm that Tenant either has or has not provided Landlord with a certificate of insurance showing Tenant's insurance coverage in force in connection with Tenant's use and occupancy of the Leased Premises, in accordance with the provisions of the Lease. If Tenant has not provided such certificate, Tenant accepts this Declaration as Landlord's written notice requiring Tenant to provide Landlord with such certificate: (a) if Tenant has not yet occupied the Leased Premises at the time Tenant receives this declaration, within five (5) days from the date Tenant commences occupancy of the leased Premises; or (b) if such occupancy by Tenant commenced prior to the time Tenant receives this Declaration, within three (3) days from the date Tenant receives this Declaration. Tenant acknowledges and agrees that if it fails to comply with these provisions, then in accordance with the provisions of the Lease, Landlord may (but shall not be

obligated to) obtain the required insurance coverage and Tenant shall pay to Landlord on demand all premiums and other reasonable expenses incurred by Landlord in connection with obtaining such coverage for Tenant.

Tenant HAS___________ HAS NOT___________ provided a certificate of insurance.
Landlord Tenant Landlord Tenant

5. The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease and are hereby attached to and made a part of this Lease.

[End of Schedule "I"]

SCHEDULE "J"
Guaranty Agreement
(intentionally deleted)

[End of Schedule "J"]